Exhibit 10.29

Select Institutional Money Funds SM

Account Number:
Account Name:    Allied Capital Corporation
Account Address: 1919 Pennsylvania Ave., NW Suite 300
                               Washington, DC 20006
Tax ID Number:
Tax Status:
☑ U.S. Corporation ☐ U.S. Partnership ☐ Other:
SHAREHOLDER INFORMATION
1. Bank ☐ IS authorized ☑ IS NOT authorized to disclose upon request to companies whose securities are held in the Account (a) Client’s and/or Agent’s name and address and (b) holdings in the Account of securities issued by such companies. If Client does not object to such disclosure above, Bank is required by law to provide such information upon request.
SCHEDULE A
 Mutual Funds
1. Appointment as Agent
Client hereby appoints Union Bank of California, N.A., “Bank” as agent to act as custodian of the cash, marketable securities described on Schedule A “Property” attached hereto, and other Property which may be deposited with Bank from time to time to be held in the account established by this Agreement (“Account”). Bank will hold and physically segregate for the Account all non-cash property to be held by it and all securities owned by the Client, other then securities that are maintained pursuant to Section 2.4. Bank agrees to act as Client’s agent for such Property according to the terms and conditions of this agreement; provided however, that Bank shall have no duties or responsibilities with respect to any assets other than cash or Mutual Funds that may be held in this Account from time to time, unless specifically set forth in an Addendum to this agreement.
2. Investment of Property
2.1 Investment Authority. Client shall have sole responsibility for the investment, review, and management of all Property held in this Account. Bank shall make or settle all purchases, sales, exchanges, investments and reinvestments of the Property held in this Account only upon receipt of, and pursuant to, client’s instructions. Bank shall have no duty or obligation to review, or to make recommendations for, the investment and reinvestment of any of the Property held in this Account, including uninvested cash. Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any security and investment except pursuant to the directive of Client and only for Account of client.
2.2 Corporate Actions. Bank shall notify Client of the receipt of notices of redemptions, conversions, exchanges, calls, puts and subscription rights (“Corporate Action(s)”). Bank need not monitor financial publications for notices of Corporate Actions and shall not be obligated to take any action unless actual notice has been received by Bank. Client shall have full responsibility for all monitoring, notices, and other actions necessary in connection with Corporate Actions and Bank shall have no duty to provide notification to Client.
2.3 Use of Nominees. Bank shall have the right to hold all registered securities in the name of its nominee.

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2.4 Use of Securities Depository. Bank may, in its discretion, deposit in a securities depository any securities which, under applicable law, are eligible to be so deposited, in compliance with conditions of Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”). Bank is obligated to exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and therefore maintain Client’s financial assets.
3. Handling of Income and Principal Income
3.1 Income. Bank shall collect the income when paid on said Property and invest it in that cash management vehicle as designated from time to time by Client upon receipt of instructions to that effect.
3.2 Principal. Bank shall collect principal of Property when paid on maturity, redemption, sale or otherwise and invest it in that cash management vehicle designated from time to time by Client upon receipt of instructions to that effect.
3.3 Collection Obligations. Bank shall diligently collect income and principal of which the Bank has received actual notice in accordance with normal industry practices. However, Bank shall be under no obligation or duty to take any action to effect collection of any amount if the securities or other property upon which such amount is payable is in default, or if payment is refused after due demand. Bank shall notify Client promptly of such default or refusal to pay.
3.4 Additions to and Withdrawals from Account. Bank shall make all additions and withdrawals of Property to and from this Account only upon receipt of and pursuant to written instructions from Client.
4. Proxies and Corporate Literature
4.1 Proxies. Bank shall forward all proxies and accompanying material issued by any company whose securities are held in the Account to Client or Client as directed.
4.2 Corporate Literature. Bank shall have no duty to forward or to retain any other corporate material received by the Account unless required to do so by law.
5. Statements and Confirmations
5.1 Statements. Each month Bank shall send client a cash statement showing all income and principal transactions and cash positions, and a list of assets, showing market values, if such values are readily available from a nationally recognized pricing service; otherwise assets will be listed as such nominal value as Bank shall determine. Bank shall have the right to rely on the prices quoted by its pricing services, and shall have no obligation to question the accuracy of the valuation provided by any such service. Client may approve or disapprove any such statement within sixty (60) days of its receipt, and, if no written objections are received within the sixty (60) day period, such statement of Account shall be deemed approved.
5.2 Bank shall provide Client, at such times as Client may reasonable require, when available, reports of independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding securities, including securities deposited and/or maintained in a securities depository, relating to the custody services of the Bank, all in the form of a SAS70 Report of Bank prepared on an annual basis.
5.3 Bank shall create and maintain complete and accurate records relating to its activities and obligations under the Agreement prepared in accordance with industry standards and compliance with Section 31 of the Investment Company Act of 1940 (the “1940 Act”). At all times during regular business hours of the Bank, and upon reasonable notice, such records shall be available for inspection by Client and its duly authorized officers, agents and employees. Bank shall, at Clients request, supply Client with a tabulation of securities owned by Client and for such compensation as shall be agreed upon between Client and Bank, including asset identifying information, such as CUSIP numbers, in such tabulation.

Select Institutional Money Funds SM

5.4 Confirmations. Bank shall have no responsibility to send confirmations of security transactions occurring in this Account to Client; however, Client may request confirmations for security transactions at any time at no additional cost to Client, and such confirmations shall be sent to Client within the time prescribed by law.
5.5 Bank shall provide to Client, such information as shall be available to Bank and requested by Client, in order for Client to obtain favorable opinions from Client’s independent accountants with respect to Bank’s activities hereunder.
6. Use of Other Bank Services
Client may direct Bank to utilize for this Account other services or facilities provided by Bank, its subsidiaries or affiliates. Such services shall include, but not be limited to (1) the purchase or sale of securities as principal to or from, or, (2) the placing of orders for the purchase, sale, exchange, investment or reinvestment of securities through any brokerage service conducted by, or, (3) the placing of orders for the purchase or sale of units of any investment company managed or advised by Bank, UnionBanCal Corporation, or their subsidiaries or affiliates, and for which Bank, UnionBanCal Corporation, or their subsidiaries or affiliates act as custodian or provide other services. Client hereby acknowledges that Bank will receive additional fees for such services in accordance with Bank’s standard fee schedules, which shall be delivered to Client from time to time. Notwithstanding the above, Client may direct Bank to utilize for this Account for cash management purposes the HighMark Group of mutual funds advised by Bank, and for which Bank may also act as custodian and provide other services.
Client shall designate the particular HighMark Fund that Client deems appropriate for the account. Client hereby acknowledges that Bank will receive fees for such services, which shall be in addition to those fees charged by Bank as agent for the Client’s Custody Account.
7. Instructions
All instructions from Client shall be in writing, and shall continue in force until changed by subsequent instructions. Pending receipt of written authority, Bank may in its absolute discretion at any time, accept oral, wired or electronically transmitted instructions from Client or Client provided Bank believes in good faith that the instructions are genuine. Client shall confirm such instructions in writing immediately thereafter.
8. Compensation and Other Charges
8.1 Compensation. Bank shall receive no direct compensations for acting as agent. With respect to Mutual Funds held in the Account, Bank has entered into agreements with various mutual funds under which the Bank may perform a varity of services including but not limited to shareholder services and pursuant to contractual arrangements between the funds and the Bank, the Bank may be paid a portion of the management fee collected by the fund as further described in the fund’s prospectus.
8.2 Charging the Account. Bank is authorized to charge the Account for incidental expenses as well as for the funds necessary for Bank to complete any purchase or expense, to make any directed disbursement or to take any other action regarding the Account. Bank shall have no duty to make any purchases, exchanges, or disbursements or to incur any expenses, unless the funds necessary to cover the amount of expense are available in the Account. Client will pay back any fees or costs incurred directly if funds in the account are insufficient
9. Limited Power of Attorney
Bank is hereby granted a limited power of attorney by Client to execute on Client’s behalf any declarations, endorsements, assignments, stock or bond powers, affidavits, certificates of ownership or other documents required (1) to effect the sale, transfer, or other disposition of Property held in the Account, (2) to obtain payment with respect to Property held in the Account, or (3) to take any other action required with respect to the Property held in the Account, and in the Bank’s own name to guarantee as Client’s signature any signature so affixed.
10. Indemnification

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As additional consideration for the Bank’s acceptance of this Account and its agreement to act as agent, Client agrees to indemnify, and hold Bank, its officers, directors, employees, agents, successors and assigns harmless from and against any and all losses, liabilities, demands, claims, and expenses, attorney’s fees and taxes (other than those based on Bank’s net income) arising out of or in connection with this Agreement, or out of any actions of Client, or Client’s agents which are not caused by Bank’s negligence, bad faith or willful misconduct. This provision shall survive the termination of this Agreement and shall be binding upon each party’s successors, assigns, heirs and personal representatives.
11. Amendment and Termination of Agreement
11.1 Amendment. This Agreement may be amended only by a written agreement executed by Bank and Client.
11.2 Termination. This Agreement may be terminated at any time by written notice from one party to the other. Such termination shall be effective immediately. Upon termination, Bank shall have a reasonable amount of time to transfer the Property held in the Account in accordance with the written instructions of Client or the person or entity legally entitled to receive such Property. Bank’s fees and costs related to termination, including without limitations, costs for shipping securities and other Property held in the Account and costs of reregistering securities, generating reports and accounting for disposition of cash shall be charged to the Account.
12. Entire Agreement
This Agreement constitutes the entire Agreement among the parties. All previous agreements, and instructions whether written or oral, between the Bank and Client are hereby superseded.
13. Governing Law
This Agreement shall be governed by, and construed under, the laws of the State of California, and any ambiguity shall at all times be interpreted consistent with the 1940 Act pursuant to Section 17f and rules promulgated there under, which set forth requirements with respect to the custody of assets.
14. Taxation of Account
Client is responsible for filing any and all tax returns and for paying the taxes on all property and income of this account.
15. Notices
15.1 Mailing of Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed as having been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth day after mailing, if mailed to the party to whom notice is to be given and properly addressed as indicated below.
15.2 Change of Address. Any party may change the address at which notice may be given by giving ten (10) days prior written notice of such change to the other party.

Select Institutional Money Funds SM

16. Effective Date
This Agreement shall be effective upon the date of receipt by the Bank of the Property.

Statements & Execution of Contract:

Client	☑	Monthly	☐	Quarterly
Other(Please supply address)	☐	Monthly	☐	Quarterly
Addendum:	☐	Yes	☑	No

Client’s Signature	Date
/s/ Kelly A. Anderson	7/25/06

Accepted:

Union Bank of California, N.A.

By:	/s/ Cathy Yoell	7/27/06

	Relationship Manager	Date

By:	/s/ Sophie Scheller	7/27/06

	Vice President	Date